EXHIBIT 3.1

AMENDED AND RESTATED BYLAWS

OF

KAIVAL BRANDS INNOVATIONS GROUP, INC.

ARTICLE I

Meetings of Stockholders

Section 1. Annual Meetings. The annual meeting of stockholders shall be held at such time and place and on such date in each year as may be fixed by the board of directors and stated in the notice of the meeting, for the election of directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

Section 2. Special Meetings. Special meetings of the stockholders shall be called upon the written request of the chairman of the board of directors, the chief executive officer, the president, the directors by action at a meeting, a majority of the directors acting without a meeting, or of the holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

Section 3. Notices of Meetings. Unless waived, and except as provided in Section 230 of the General Corporation Law of the State of Delaware, written notice of each annual or special meeting stating the date, time, place and purposes thereof shall be given by personal delivery or by mail to each stockholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty days nor less than ten days before any such meeting. If mailed, such notice shall be directed to the stockholder at his address as the same appears upon the records of the Corporation. Any stockholder, either before or after any meeting, may waive any notice required to be given by law or under these Bylaws.

Section 4. Place of Meetings. Meetings of stockholders shall be held at the principal office of the Corporation unless the board of directors determines that a meeting shall be held at some other place within or without the State of Delaware or that a meeting shall not be held at any place, but may instead be held solely by means of remote communication. The board of directors may determine that stockholders and proxyholders not physically present at a meeting may, by means of remote communication, participate in a meeting and be deemed present in person and vote, provided that the Corporation implements reasonable measures to verify that each person deemed present is a stockholder or proxyholder, to provide each stockholder or proxyholder a reasonable opportunity to participate in the meeting, and to record the votes or other action made by the stockholder or proxyholder.

Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Certificate of Incorporation or these Bylaws to be taken by the holders of a designated proportion of the shares of any particular class or of each class may be taken by a lesser proportion; and provided further, that the holders of a majority of the voting shares represented thereat may adjourn any meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present, at which adjourned meeting any business may be transacted which might have been transacted at the meeting as originally called; but if after any such adjournment the board of directors shall fix a new record date for the adjourned meeting, or if the adjournment is for more than thirty days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting.

Section 6. Voting. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, all questions submitted to a meeting of stockholders shall be decided by vote of the holders of record of a majority of the outstanding shares entitled to vote thereon present in person or by proxy.

Section 7. Proxies. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

Section 8. List of Stockholders Entitled to Vote. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9. Action Without Meeting. Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by this Section 9 to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.

ARTICLE II

Board of Directors

Section 1. Number and Election. The number of directors shall be not less than one (1) nor more than five (5); provided, however, that the number of directors shall not be reduced so as to shorten the tenure of any director at the time in office. The directors shall be elected at the annual meeting of the stockholders, except as hereinafter provided, and each director elected shall serve until his successor shall be elected and qualified or until his earlier resignation or removal. Directors need not be stockholders.

Section 2. Management of Corporation. The business of the Corporation shall be managed under the direction of the board of directors, which shall exercise all powers conferred and perform all acts required of directors by applicable law, the Certificate of Incorporation or these Bylaws, unless action of the stockholders is specifically required thereby.

Section 3. Meetings. Regular meetings of the board of directors shall be held at such times and places within or without the State of Delaware as the board of directors may determine from time to time. Special meetings of the board of directors shall be held whenever called by the chairman of the board, the president or by any two of the directors. Except as otherwise provided by law or by these Bylaws, notice of the time and place of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least two days before the day on which the meeting is to be held, or shall be sent to him at such place by telegraph or cable or be delivered personally not less than twenty-four hours before the time at which the meeting is to be held. Notice of any meeting need not be given to any director who shall submit, either before or after such meeting, a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Meetings may be held without notice if all of the directors are present or those not present waive notice. Except as otherwise provided by law or these Bylaws, neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in any notice or waiver of notice thereof.

Section 4. Quorum and Voting. Except as otherwise provided by law, a majority of the total number of directors shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the board, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the board of directors.

Section 5. Committees. The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the Bylaws of the Corporation; and, unless the resolution designating it, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

Section 6. Action Without Meeting. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

Section 7. Participation in Meetings by Conference Telephone. Members of the board of directors or any committee thereof may participate in a meeting of such board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other. Such participation shall constitute presence in person at such meeting.

Section 8. Resignations. Any director of the Corporation may resign at any time by giving written notice to the board of directors or the president or the secretary of the Corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein the acceptance of such resignation shall not be necessary to make it effective.

Section 9. Removal of Directors. Any director or the entire board of directors may be removed, with or without cause, at any time by the holders of a majority of the shares then entitled to vote at an election of directors or by written consent of such stockholders pursuant to Article I, Section 9 of these Bylaws.

Section 10. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors or vacancies occurring in the board of directors for any reason (including the death, disqualification, resignation or removal of a director) may be filled by vote of a majority of the directors then in office, even if less than a quorum exists. A director elected to fill a newly created directorship or to fill any vacancy shall serve until the next annual meeting of stockholders and until his successor shall be elected and qualified or until his earlier resignation or removal.

Section 11. Compensation of Directors. The board of directors shall have authority to fix the compensation of directors for services in any capacity.

Section 12. Nominations of Directors. Nominations of persons for election to the board of directors may be made at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors, (a) by or at the direction of the board of directors (or any duly authorized committee thereof) or (b) by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 12 and on the record date for the determination of stockholders entitled to vote at such meeting and (ii) who complies with the notice procedures set forth in this Section 12. In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary of the Corporation. To be timely, a stockholder’s notice to the secretary must be delivered to or mailed and received at the principal executive offices of the Corporation (a) in the case of an annual meeting, not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the tenth (10th) day following the day on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs. To be in proper written form, a stockholder’s notice to the secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by the person and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder; and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the Corporation which are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 12. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

Section 13. Authority Over Asset Dispositions. The board of directors shall have the authority to approve the sale, license, or other disposition of any assets or agreements of the Corporation, without stockholder approval unless required by applicable law or the certificate of incorporation.

ARTICLE III

Officers

Section 1. Election; Number; Terms of Office. The officers of the Corporation shall be elected by the board of directors and shall be a president, a secretary and a treasurer. The board of directors may also elect a chairman of the board, one or more vice presidents, assistant secretaries and assistant treasurers and such other officers and agents as the board of directors may determine. Any number of offices may be held by the same person. Officers shall hold office until their successors are elected and qualified or until their earlier resignation or removal.

Section 2. Agents. In addition to the officers mentioned in this Article, the board of directors may from time to time appoint such other agents of the Corporation as it shall deem necessary or advisable, each of whom shall have such authority and perform such duties as the board of directors may determine. The board of directors may delegate to any officer or committee the power to appoint subordinate officers or agents and to prescribe their respective terms of office, authorities and duties.

Section 3. Removal. Any officer may be removed, either with or without cause, at any time, by the board of directors or by any committee or superior officer upon whom such power may be conferred by the board of directors.

Section 4. Vacancies. A vacancy in any office because of death, resignation, removal or any other cause may be filled for the unexpired portion of the term by the board of directors.

Section 5. Chairman of the Board. The chairman of the board, if one is elected, shall preside at all meetings of the board of directors and of the stockholders and shall have such other powers and perform such other duties as the board of directors may determine from time to time.

Section 6. President. The president shall be the chief executive officer of the Corporation and shall have general supervision over the business and affairs of the Corporation, subject to the control of the board of directors. In general, he shall have such other powers and perform such other duties as are incident to his office and as the board of directors may determine from time to time. In the absence of the chairman of the board, or if no chairman of the board has been elected, the president shall preside at all meetings of the board of directors and of the stockholders.

Section 7. Vice Presidents. Each vice president, if any, shall have such powers and perform such duties as are incident to his office and as the board of directors or the president may determine from time to time. In the absence or disability of the president, the vice presidents in the order designated by the board of directors or the president shall perform the duties and exercise the powers of the president.

Section 8. Secretary and Assistant Secretaries. The secretary shall attend all meetings of the board of directors and of the stockholders and shall record the proceedings of such meetings in books to be kept for that purpose. He shall give, or cause to be given, proper notice of all meetings of the stockholders and of the board of directors and shall perform such other duties as shall be assigned to him. Any assistant secretary shall have such powers and perform such duties as are incident to his office and as the board of directors or the secretary may determine from time to time. In the absence or disability of the secretary, the assistant secretaries in the order designated by the board of directors or the secretary shall perform the duties and exercise the powers of the secretary.

Section 9. Treasurer and Assistant Treasurers. The treasurer, subject to the order of the board of directors, shall have the care and custody of the corporate funds, securities, evidences of indebtedness and other valuables of the Corporation and shall deposit the same in accordance with the instructions of the board of directors. He shall keep full and accurate accounts of receipts and disbursements of the Corporation, shall render a statement of his accounts whenever the board of directors shall require, and shall perform such other duties as shall be assigned to him. He shall give such security for the faithful performance of his duties as the board of directors may determine. Any assistant treasurer shall have such powers and perform such duties as are incident to his office and as the board of directors or the treasurer may determine from time to time. In the absence or disability of the treasurer, the assistant treasurers in the order designated by the board of directors or the treasurer shall perform the duties and exercise the powers of the treasurer.

Section 10. Compensation. The compensation of all officers of the Corporation shall be fixed by, or in the manner provided by, the board of directors. No officer shall be disqualified from receiving such compensation by reason of the fact that he is also a director of the Corporation.

ARTICLE IV

Indemnification

Section 1. Indemnification. The Corporation shall indemnify its directors, officers, employees and agents to the full extent permitted by the General Corporation Law of Delaware.

ARTICLE V

Certificates of Stock

Section 1. Form and Execution of Certificates. The certificates for shares of the capital stock of the Corporation shall be in such form as shall be approved by the board of directors. The certificates shall be signed by the chairman of the board or the president or a vice president and also by the secretary or an assistant secretary or by the treasurer or an assistant treasurer. Any and all signatures on the certificate may be a facsimile and may be sealed with the seal of the Corporation or a facsimile thereof. If any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The certificates shall be consecutively numbered, and as they are issued, a record of such issue shall be entered in the books of the Corporation.

Section 2. Transfer of Shares. Shares of the capital stock of the Corporation may be transferred on the books of the Corporation by the holder of such stock in person or by his attorney, upon surrender for cancellation of certificates for the same number of shares, with an assignment and power of transfer endorsed thereon or attached thereto, duly executed, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.

Section 3. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 4. Fixing Date for Determination of Stockholders of Record. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors and which record date shall not be more than sixty nor less than ten days before the date of such meeting, nor more than ten days after the date upon which the resolution fixing the record date is adopted by the board of directors, as the case may be. If no record date is fixed by the board of directors: (a) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (b) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

ARTICLE VI

Checks, Notes, etc.

All checks and drafts on the Corporation’s bank accounts and all bills of exchange and promissory notes, and all acceptances, obligations and other instruments for the payment of money, shall be signed by such officer or officers or agent or agents as shall be authorized from time to time by the board of directors. In its discretion, the board of directors may authorize any such signatures to be facsimile signatures.

ARTICLE VII

Books and Records

The books and records of the Corporation may be kept at such places within or without the State of Delaware as the board of directors may from time to time determine.

ARTICLE VIII

Fiscal Year

The fiscal year of the Corporation shall end on such date in each year as shall be designated from time to time by the board of directors. In the absence of such designation, the fiscal year of the Corporation shall end on October 31 in each year.

ARTICLE IX

Seal

The board of directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the board of directors, duplicate seals may be provided and kept for the purposes of the Corporation.

ARTICLE X

Amendments

These Bylaws shall be subject to alteration, amendment, repeal, or the adoption of new Bylaws either by the affirmative vote or written consent of a majority of the whole board of directors, or by the affirmative vote or written consent of the holders of record of a majority of the outstanding stock of the Corporation, present in person or represented by proxy and entitled to vote in respect thereof, given at an annual meeting or at any special meeting at which a quorum shall be present.